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                                                                  EXHIBIT T3A-13

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MCG PCS LICENSEE CORPORATION, INC.

                     Pursuant to Section 103 of the General
                    Corporation Law of the State of Delaware

                                    * * * * *

                                   ARTICLE I

                  The name of the corporation is MCG PCS Licensee Corporation, Inc. (hereafter the "Corporation").

                                   ARTICLE II

                  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware (County of New Castle). The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Act").

                                   ARTICLE IV

                  The Corporation shall be authorized to issue only one class of shares of stock which shall be designated common stock and have a par value of $0.01 per share. The total number of shares of common stock which the corporation shall have authority to issue is 1000.

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                                   ARTICLE V

                  The name and mailing address of the incorporator is as follows:

                   Paige K. Fronabarger
                   c/o Wilkinson Barker Knauer, LLP
                   2300 N Street, N.W.
                   Washington, D.C.  20036

                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to alter or repeal the bylaws of the Corporation, but the stockholders of the Corporation may make additional bylaws or may alter or repeal any of the bylaws of the Corporation whether adopted by them or otherwise.

                                  ARTICLE VII

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

                  A.       Indemnification

                  The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, incorporator, stockholder, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he

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acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  B.       Payment of Expenses

                  Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceedings as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                  C.       Nonexclusivity of Provision

                  The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any officer, director, stockholder, employee or agent of the Corporation.

                  D.       Effect of Repeal

                  Neither the amendment nor the repeal of this Article VIII, subparagraph A, B, or C, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VIII, subparagraph A, B, or C, shall eliminate or reduce the effect of this Article VIII, subparagraphs A, B, and C, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII, subparagraph A, B, or C, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                  E.       Limitation on Liability

                  No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under the laws of the State of Delaware or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                  (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                  (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                  (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in the failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

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                  (iv)     shall have derived an improper personal benefit.

                  If the laws of the State of Delaware are amended after the date hereof to authorize corporate action further eliminating or limiting a personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Delaware, as so amended.

                                   ARTICLE IX

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation
Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The stockholders of the Corporation shall be entitled to consent to any action of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

                                   ARTICLE X

                  The number of members of the Board of Directors shall be determined from time to time by the shareholders, and shall be at least one (1) and not more than five (5) directors. The initial board of directors shall be composed of one (1) members. The initial member of the Board of Directors shall be Dr. Michael C. Gelfand, whose address is 4915 Auburn Avenue, Suite 200, Bethesda, MD 20814. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

                  THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and, accordingly, has hereunto set her hand this 8th day of June, 2000.

                                             /S/  Paige K. Fronabarger
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                                             Paige K. Fronabarger
                                             Sole Incorporator